U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report
July 25, 2007

Commission File No. 0-23691

GEN-ID LAB SERVICES, INC.
(Exact name of small business issuer as specified in its charter)

MINNESOTA	41-1853992
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

236 THIRD AVE- SUITE A, CHULA VISTA, CA 91910
(Address of principal executive offices)

(714)580-7469
 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

On June 25,2007 the company was notified by Dr. Steve Slilaty that both of the company’s agreements with Advanomics Corporation and S2 BioSciences Inc., had terminated. It has been determined between all parties that these contracts will not be renewed. Dr. Steve Slilaty had provided the company with the facilities which were to be utilized for snip testing process. Additionally, Dr. Slilaty was the Scientific Chairman of the company’s board. As of this date that position has been terminated and the company will cease any further business in that area.

Item 8.01 OTHER EVENTS

Effective immediately the company’s address for communication and mail shall be 236 Third Ave-Suite A, Chula Vista, CA 91910. The prior address of 14284 Point Reyes ST., Fontana, CA 92336 will no longer be used as it was that of a director. The company’s fax numbers shall be 714-536-3169 or 619-425-2120. For phone communication or voice mails the following number shall be effective immediately 714-580-7469, which is currently the voice mail number for director R.B.Harris.

The company is currently in negotiations with individuals interested in assuming the operations of the company along with bringing potential business opportunities to the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEN-ID LAB SERVICES,INC.

( Registrant )

Date: July 25, 2007

By:	/s/ Hector A Veron
President/CEO,
Director

By:	/s/ FRANK DESANTIS
Frank DeSantis
Director,Vice President

By:	/s/ Song Liping
Song Liping
Director, International Advisor

By:	/s/ Maurice H. Madrid
Maurice H. Madrid
Director, Secretary

By:	/s/ R.B.Harris
R.B.Harris
Director Chair